Exhibit 10.10

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
MODIFICATION AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT MODIFICATION AGREEMENT (this “Modification”) is entered into as of October 28, 2024 by and between ZEDGE, INC. (the “Borrower”) and WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Bank”).

RECITALS

A. Bank and Borrower have previously entered into that certain Amended and Restated Loan and Security Agreement dated as of October 28, 2022 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Borrower.

B. Bank and Borrower now wish to modify the Loan Agreement on the terms and conditions set forth herein.

C. Borrower is entering into this Modification with the understanding and agreement that, except as specifically provided herein, none of Bank’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. MODIFICATIONS TO LOAN AGREEMENT.

(a) Additional Definition. Section 1.1 of the Loan Agreement is hereby amended to add the following new definition in the appropriate alphabetical order:

““October Modification Closing Date” means October 28, 2024.”

(b) Deletion of Certain Definitions. The following definitions set forth in Section 1.1 of the Loan Agreement are hereby deleted in their entirety: “Applicable Term Advance Amortization Payment”, “Cash Management Reserve”, “Credit Card Limit”, “Credit Card Services”, “Credit Card Services Agreements”, “Debt Service Coverage Ratio”, “EBDA”, “EBITDA”, “Term Advance”, “Term Loan Amount”, and “Term Loan Maturity Date”.

(c) Credit Extension. The definition of “Credit Extension” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Credit Extension” means each Advance, use of the International Sublimit, or any other extension of credit by Bank for the benefit of Borrower hereunder.”

(d) Loan Documents. The definition of “Loan Documents” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Loan Documents” means, collectively, this Agreement, any note or notes, documents or instruments executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.”

(e) Obligations. The definition of “Obligations” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement, or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.”

(f) Prime Rate. The definition of “Prime Rate” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Prime Rate” means the greater of (a) four percent (4.00%) or (b) the rate of interest most recently quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate”. Any change in the Prime Rate shall become effective as of the same date of any such change. The Prime Rate is not necessarily the lowest rate charged by Bank on its loans and is set by Bank in its sole and absolute discretion. If Bank determines (which determination shall be conclusive absent manifest error) that the Prime Rate ceases to exist or is no longer available in the Money Rates Section of The Wall Street Journal, then commencing on the next reset date, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of Arizona (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank on its loans and is set by Bank in its sole and absolute discretion).”

(g) Revolving Maturity Date. The definition of “Revolving Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Revolving Maturity Date” means October 28, 2028.”

(h) Revolving Advances. Section 2.1(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line minus the aggregate amounts outstanding under the International Sublimit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.”

(i) Term Advances. Clause (b) of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) [Reserved].”

(j) Credit Card Facility. Clause (c) of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) [Reserved].”

(k) Cash Management Reserve. Clause (d) of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d) [Reserved].”

(l) Overadvances. Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Overadvances. If at any time the aggregate amount of the outstanding Advances plus the aggregate amounts outstanding under the International Sublimit exceeds the Revolving Line, then Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

(m) Interest Rates. Clause (a) of Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Interest Rates. Except as set forth in Section 2.3(b), the Advances under the Revolving Facility shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to one half of one percent (0.50%) above the Prime Rate.”

(n) Facility Fee. Clause (a) of Section 2.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Facility Fee. (i) On the October Modification Closing Date, a facility fee equal to $10,000 in respect of the Revolving Line, which shall be deemed fully earned as of the October Modification Closing Date, and (ii) on each anniversary of the October Modification Closing Date up to the Revolving Maturity Date, a facility fee equal to $10,000 in respect of the Revolving Line, each of which shall be deemed fully earned as of each applicable anniversary date; and”

(o) Conditions Precedent to all Credit Extensions. Section 3.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Revolving Advance Request as provided in Section 2.1; and

(b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Revolving Request Form, and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.”

(p) Debt Service Coverage Ratio. Clause (a) of Section 6.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) [Reserved].”

(q) Minimum Debt to EBITDA. Clause (b) of Section 6.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) [Reserved].”

(r) Distributions. Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may (i) repurchase the stock of former employees or of any parties pursuant to stock repurchase agreements, provided that (a) the aggregate amount of such repurchases in connection with the Borrower’s share repurchase plan delivered to Bank prior to the October Modification Closing Date for the period following the October Modification Closing Date do not exceed $5,000,000 and (b) the aggregate amount of any other such repurchases do not exceed $100,000 in any fiscal year, (ii) repurchases of shares necessary to pay withholding taxes upon the vesting or exercise of options, restricted stock or deferred stock units granted by the Company to employees and other service providers, and (iii) other repurchases of common stock approved by the Board provided that the aggregate amount of such repurchases do not exceed $250,000 in any fiscal year, in each such case as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.”

(s) Notices. The notice information for Bank set forth in Section 10 is hereby amended and restated in its entirety to read as follows:

“If to Bank:	WESTERN ALLIANCE BANK
One East Washington Street
Phoenix, AZ 85004
Attn: Legal Department
EMAIL: LegalDepartment@westernalliancebank.com

and
WESTERN ALLIANCE BANK
28 State Street, Suite 2301
Boston, MA 02109
Attn: Darren Gastrock
EMAIL: darren.gastrock@bridgebank.com”

(t) Revolving Advance Request Form. Exhibit B to the Loan Agreement is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto.

(u) Form of Compliance Certificate. Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with the new Exhibit C attached hereto.

2. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Borrower (the “Releasing Party”) acknowledges that Bank would not enter into this Modification without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Modification, each Releasing Party releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Each Releasing Party acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

3. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. In addition, Borrower represents, warrants and covenants that since the date of the Loan Agreement or the last modification, consent or waiver to the Loan Agreement, if any, none of Borrower’s officers authorized to sign this Modification have changed. Except as expressly modified pursuant to this Modification, the terms of the Existing Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Modification in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to any subsequent modification agreements.

4. EFFECTIVENESS OF THIS MODIFICATION. This Modification, and the waivers provided for herein, shall become effective upon the satisfaction, as determined by Bank, of the following conditions.

(a) Modification. Bank shall have received this Modification fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Bank Expenses. Bank shall have received payment of all Bank Expenses incurred in connection herewith.

(c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

(d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Modification shall have been delivered or executed or recorded, as required by Bank.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

(a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Modification, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party. The execution, delivery and performance by Borrower of this Modification have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Modification has been duly executed and delivered by Borrower. This Modification, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Modification are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. After giving effect to the waivers contained in this Modification, no event has occurred and is continuing that constitutes a Default or an Event of Default.

(f) No Duress. This Modification has been entered into without force or duress, of the free will of Borrower. Borrower’s decision to enter into this Modification is a fully informed decision and Borrower is aware of all legal and other ramifications of such decision.

(g) Counsel. Borrower has read and understands this Modification, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

6. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Modification constitutes a “Loan Document” as defined and set forth in the Loan Agreement, and is subject to Sections 11 and 12 of the Loan Agreement, which are incorporated by reference herein.

7. Notice of Final Agreement. By signing this document each party represents and agrees that: (A) this written agreement represents the final agreement between the parties, (B) there are no unwritten oral agreements between the parties, and (C) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

8. COUNTERPARTS; FACSIMILE SIGNATURES. This Modification may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

9. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever and to the extent necessary to reflect the changes described above.

10. RATIFICATION. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

11. INTEGRATION. This Modification, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

BORROWER:		BANK:

ZEDGE, INC., a Delaware corporation		WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Jonathan Reich	By:	/s/ Darren Gastrock
Name:	Jonathan Reich	Name:	Darren Gastrock
Title:	Chief Executive Officer and President	Title:	Director

[Signature Page to A&R Loan and Security Agreement Modification Agreement]

EXHIBIT B

REVOLVING ADVANCE REQUEST FORM

(To be submitted no later than 3:00 PM to be considered for same day processing)

To:	WESTERN ALLIANCE BANK

Fax:	(408) 282-1681

Date:

From:	ZEDGE, INC.
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

Borrower hereby requests funding of a Revolving Advance in the amount of $_____ in accordance with the Revolving Facility as defined in the Amended and Restated Loan and Security Agreement dated October 28, 2022.

Borrower hereby authorizes Lender to rely on facsimile stamp signatures and treat them as authorized by Borrower for the purpose of requesting the above advance.

All representations and warranties of Borrower stated in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects as of the date of this Revolving Advance Request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Amended and Restated Loan and Security Agreement.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO :	WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”)

FROM:	ZEDGE, INC., a Delaware corporation (“Borrower”)

The undersigned authorized officer of ______________________________ hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________with all required covenants except as noted below and (ii) except as noted below or on the attached, all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes (other than, with respect to unaudited financial statements, for the absence of footnotes and subject to normal year-end audit adjustments).

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies? (Circle or select “Yes” or “No” from drop down menu)
Annual financial statements (CPA Audited)	FYE within 180 days	Y/N

Monthly financial statements and Compliance Certificate	Monthly within 30 days of month end	Y/N

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 90 days following the beginning of each fiscal year or board approval, whichever is earlier	Y/N

A/R & A/P Agings	Monthly within 30 days of month end	Y/N

A/R and Collateral Audit	Initial and Annual	Y/N

Deposit balances with Bank	$ __________________	Y/N
Deposit balance outside Bank	$ __________________	Y/N
Amounts Transferred to Subsidiaries in the prior month	$ __________________	Y/N

Financial Covenant	Required	Actual	Complies?
(Circle or select “Yes”
or “No” from drop
down menu)

Cash at Bank	≥1.05: 1.00	____:1.00	Y/N

Other Matters:			Response?
(Circle or select “Yes” or “No” from drop
down menu)

Have there been any amendments of or other changes to the capitalization table of Borrower or to the Operating Documents of Borrower or any of its Subsidiaries, including, without limitation, any such entity’s formation documents or bylaws (if a corporation), limited liability company agreement (if a limited liability company), or partnership agreement or limited partnership agreement (if a partnership or limited partnership)? If yes, provide copies of any such amendments or changes with this Compliance Certificate.			Y/N

Are there any exceptions with respect to the above? If yes, please attach comments regarding such exceptions to this Compliance Certificate.			Y/N

Sincerely,

SIGNATURE

TITLE

DATE:_________________________